                                                                     EXHIBIT 4.3


                                VOTING AGREEMENT

                 THIS VOTING AGREEMENT is made and entered into as of this 27th day of December, 1993, by and between Regency Health Services, Inc., a Delaware corporation ("Regency"), and each of the persons named on Exhibit A hereto (each a "Stockholder" and, collectively, the "Stockholders").

                 WHEREAS, Regency and Care Enterprises, Inc., a Delaware corporation ("Care"), have entered into an agreement with respect to a merger of Regency and Care (the "Merger Agreement"); and

                 WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Regency requested that each Stockholder agree, and in order to induce Regency to enter into the Merger Agreement, each Stockholder has agreed, to vote certain shares of common stock, par value $.01 per share ("Care Common Stock"), of Care owned by such Stockholder as of the date hereof or at any time hereafter (the "Care Shares") as provided herein; and

                 WHEREAS, Care and certain stockholders of Regency have agreed to enter into a voting agreement pursuant to which such stockholders will vote all shares of common stock, par value $.01 per share ("Regency Common Stock"), owned by such stockholder as of the date hereof or at any time hereafter and over which such stockholder has voting power;

                 NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements contained herein and in the Merger Agreement, and intending to be legally bound, the parties hereto agree as follows:

                 1. Voting Agreement. Each Stockholder hereby agrees to appear at any annual or special meeting of stockholders of Care for the purpose of obtaining a quorum. If Regency holds a special meeting of stockholders for the purpose of voting upon transactions contemplated by the Merger Agreement and the stockholders of

Regency approve the transactions contemplated by the Merger Agreement by the affirmative vote of a majority of the outstanding shares of Regency Common Stock, then each Stockholder hereby agrees to vote all of its Care Shares in favor of the transactions contemplated by the Merger Agreement.

                 2. Termination. This Agreement shall terminate upon the earlier to occur of (i) the approval of the transactions contemplated by the Merger Agreement by the affirmative vote of a majority of the outstanding shares of Care Common Stock and (ii) the termination of the Merger Agreement in accordance with its terms.

                 3. Representations and Warranties. Each Stockholder hereby represents and warrants to Regency as follows:

                          (a)  Authority Relative to this Agreement.  Such
Stockholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming that this Agreement has been duly and validly authorized, executed and delivered by Regency, this Agreement constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms.

                          (b)  Ownership of Shares.  Such Stockholder has good
and marketable title to all of the shares of Care Common Stock indicated opposite such Stockholder's name on Exhibit A hereto, which constitute all the shares of Care Common Stock owned by such Stockholder. There are no restrictions on the voting rights pertaining to such shares of Care Common Stock.

                          (c)  No Conflicts.  Neither the execution and
delivery of this Agreement nor the consummation by such Stockholder of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which such Stockholder is a party or by which such Stockholder is bound. Other than this Agreement, there are no other agreements or understandings with respect to the voting of the Care

Shares, and each Stockholder hereby agrees that it will not enter into such an agreement.

                 4.  Representations and Warranties of Regency.   Regency
hereby represents and warrants to the Stockholders as follows:

                          (a)  Authority Relative to this Agreement. Regency
has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Regency and no other corporate proceedings on the part of Regency are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Regency and, assuming that this Agreement has been duly and validly authorized, executed and delivered by each Stockholder, this Agreement constitutes a valid and binding agreement of Regency, enforceable against Regency in accordance with its terms.

                 5. Transfer. Stockholders may sell, transfer, assign or otherwise dispose of any of the Care Shares; provided, however, that each Stockholder hereby agrees not to sell, transfer, assign or otherwise dispose of the Care Shares to any Affiliate or Associate (as such terms are defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended) unless such Affiliate or Associate becomes a party to this Agreement. Any purported transfer of Care Shares to any such Affiliate or Associate that does not become a party hereto shall be null and void.

                 6. Entire Agreement. This Agreement (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto; and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law).

                 7. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable.

                 8. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors, assigns, heirs, executors, administrators and other legal representatives; provided, that this Agreement shall not be assigned without the prior written consent of the other party hereto, except that Regency may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Regency. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                 9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                 10. Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed duly given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or (c) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address as the parties hereto shall specify by like notice):

                          (a)  If to Regency, to:

                          Regency Health Services, Inc.
                          3636 Birch Street
                          Suite 195
                          Newport Beach, California  92660
                          Telecopy No. (714) 851-2927

                          Attention:  Cecil Mays
with a copy to:

                          Skadden, Arps, Slate, Meagher & Flom
                          300 So. Grand Avenue
                          Los Angeles, California  90071
                          Telecopy No. (213) 687-5600

                          Attention:  Brian J. McCarthy, Esq.

                          (b)    If to any of the Stockholders, to the
                                 respective addresses noted on Exhibit A hereto.

                 11. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                 12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

                 13. Further Assurances. Each Stockholder will execute and deliver all such further documents and instruments and take all such further actions as may be necessary in order to consummate the transactions contemplated hereby.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          REGENCY HEALTH SERVICES, INC.


                                          By:  /s/ Cecil Mays
                                               -----------------------------
                                               Name:   Cecil Mays
                                               Title:  President


                                          Stockholders:

                                          THE FOOTHILL GROUP, INC.


                                          By:  /s/ Jeff Nakora
                                               -----------------------------
                                               Name:   Jeff Nakora
                                               Title:  Vice President


                                          THE FOOTHILL FUND, a
                                          California Limited Partnership

                                          By:  The Foothill Group, Inc.,
                                               its General Partner


                                          By:  /s/ Jeff Nakora
                                               -----------------------------
                                               Name:   Jeff Nakora
                                               Title:  Vice President

                                          FOOTHILL CAPITAL CORPORATION


                                          By:  /s/ Jeff Nakora
                                               --------------------------------
                                               Name:   Jeff Nakora
                                               Title:  Vice President


                                          FOOTHILL PARTNERS, L.P.,
                                               a Delaware Limited Partnership

                                          By:  Jeff Nakora, its General Partner


                                          By:  /s/ Jeff Nakora
                                               --------------------------------
                                               Name:  Jeff Nakora


                                          FOOTHILL MANAGERS LIMITED II,
                                          a California Limited Partnership

                                          By:  The Foothill Group, Inc.,
                                               its General Partner


                                          By:  /s/ Jeff Nakora
                                               --------------------------------
                                               Name:   Jeff Nakora
                                               Title:  Vice President


                                          /s/ John F. Nickoll
                                               --------------------------------
                                              John F. Nickoll

                                          SOLVATION d/b/a SMITH
                                             MANAGEMENT COMPANY


                                          By:  /s/ John W. Adams
                                               --------------------------------
                                               Name:  John W. Adams
                                               Title:  President

                                          /s/ Randall D. Smith
                                          -------------------------------------
                                              Randall D. Smith


                                          /s/ John W. Adams
                                          -------------------------------------
                                              John W. Adams


                                          /s/ Jeffrey A. Smith
                                          -------------------------------------
                                              Jeffrey A. Smith


                                          ENERGY MANAGEMENT CORPORATION


                                          By:  /s/ Jeffrey A. Smith
                                               Name:  Jeffrey A. Smith
                                               Title:  President


                                          SEGA ASSOCIATES, L.P.

                                          By:  John W. Adams,
                                               its General Partner


                                          By:  /s/ John W. Adams
                                               --------------------------------
                                               Name:   John W. Adams

                                          THE DURIAN TRUST


                                          By:  /s/ Jeffrey A. Smith
                                               --------------------------------
                                               Name:  Jeffrey A. Smith
                                               Title:  Trustee


                                          WOODSTEAD ASSOCIATES, L.P.

                                          By:  Randall D. Smith,
                                               its General Partner


                                          By:  /s/ Randall D. Smith
                                               --------------------------------
                                               Name:  Randall D. Smith

                                   EXHIBIT A


Name of Stockholder                                                                Number
        and                                                                    Securities as of
 Address for Notice                       Class of Securities                   the Date Hereof
- -------------------                       -------------------                  ----------------
  The Foothill Group*                         Common Stock                           193,362
  The Foothill Fund*                          Common Stock                         1,663,857
  Foothill Capital                            Common Stock                           714,286
    Corporation*
  Foothill Partners,                          Common Stock                           553,921
    L.P.*
  John F. Nickoll*                            Common Stock                            35,803
  Solvation d/b/a Smith                       Common Stock                         1,607,143
    Management Company**
  Randall D. Smith**                          Common Stock                           332,735
  Energy Management                           Common Stock                         1,466,604
    Corporation**
  SEGA Associates,                            Common Stock                            64,175
    L.P.**
  The Durian Trust**                          Common Stock                           312,962
  Woodstead Associates                        Common Stock                           916,935
    L.P.**



*   Address for Notice:  11111 Santa Monica Blvd.
                         Suite 1500
                         Los Angeles, CA  90025

**  Address for Notice:  767 Third Avenue
                         New York, NY  10017